SECURITIES AND EXCHANGE COMMISSION
                                Washington, DC  20549


                                      FORM 8-K


                               Current Report Pursuant
                            to Section 13 or 15(d) of the
                          Securities Exchange Act of 1934

       Date of report (Date of earliest event reported)   August 10, 1994

                             Century Properties Fund XIX
              (Exact Name of Registrant as Specified in Its Charter)

                                    California
                  (State or Other Jurisdiction of Incorporation)

                    0-11935                       94-2887133
         (Commission File Number)      (I.R.S. Employer Identification No.)


               5665 Northside Drive, N.W., Atlanta, Georgia  30328
             (Address of Principal Executive Offices)     (Zip Code)

                                 (404) 916-9090
              (Registrant's Telephone Number, Including Area Code)


                                      N/A
        (Former Name or Former Address, if Changed Since Last Report)




Item 5.    Other Events.

           On August 10, 1994, National Property Investors, Inc. ("NPI"),

           the parent of NPI Equity Investments II, Inc. ("NPI Equity"),

           entered into an agreement with an affiliate ("Apollo") of Apollo

           Real Estate Advisors, L.P. to sell to Apollo up to one-third of the stock of NPI.  The consummation of the transaction is

           subject to satisfaction of a number of conditions customary for transactions of this type.  Upon closing, Apollo would be

           entitled to representation on the board of directors of NPI

           Equity.  NPI Equity controls the general partner of Registrant.




                                 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                         CENTURY PROPERTIES FUND XIX

                         By:  FOX PARTNERS II, its General Partner

                            By:  FOX CAPITAL MANAGEMENT
                                 CORPORATION, its General Partner

Date:  August 12, 1994          By:  /s/ Michael L. Ashner
                                     Michael L. Ashner, President